Exhibit 10.17

SECURITY AGREEMENT

SECURITY AGREEMENT (this “Agreement”), dated as of April 13, 2006, by and among (a) each of the Persons listed on Schedule I hereto (each such Person, individually, a “Borrower” and, collectively, the “Borrowers”), (b) each of the Persons listed on Schedule II hereto (each such Person, individually, a “Facility Guarantor” and, collectively, the “Facility Guarantors”) (the Borrowers and the Facility Guarantors are hereinafter referred to, individually, as a “Grantor” and, collectively, as the “Grantors”), and (c) Bank of America, N.A., a national banking association, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Secured Parties, in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WITNESSETH:

WHEREAS, reference is made to that certain Credit Agreement, dated as of April 13, 2006 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and between, among others, (i) the Grantors, as Loan Parties, (ii) the Lenders named therein, (iii) Bank of America, N.A., as Administrative Agent and Collateral Agent for its own benefit and the benefit of the other Secured Parties, and as Swingline Lender, and (iv) the Issuing Banks named therein, pursuant to which the Lenders have agreed to make Revolving Credit Loans to the Borrowers, and the Issuing Banks have agreed to issue Letters of Credit for the account of the Borrowers, upon the terms and subject to the conditions specified in the Credit Agreement; and

WHEREAS, reference is also made to that certain Guaranty, dated as of April 13, 2006 (as amended, modified, supplemented or restated and in effect from time to time, the “Guaranty”), executed by the Facility Guarantors in favor of the Administrative Agent, the Collateral Agent and the other Secured Parties, pursuant to which each Facility Guarantor guarantees the payment of the Guaranteed Obligations (as defined in the Guaranty); and

WHEREAS, the obligations of the Lenders to make Revolving Credit Loans and of the Issuing Banks to issue Letters of Credit are each conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure the Secured Obligations (as defined herein).

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantors and the Collateral Agent, on its own behalf and on behalf of the other Secured Parties (and each of their respective successors or permitted assigns), hereby agree as follows:

ARTICLE 1

Definitions

SECTION 1.01 Generally. All references herein to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

SECTION 1.02 Definition of Certain Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement. In addition, as used herein, the following terms shall have the following meanings:

“Accessions” shall have the meaning given that term in the UCC.

“Account Debtor” shall have the meaning given that term in the UCC.

“Account(s)” shall mean “accounts”, as defined in the UCC, and shall also mean a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, or (iii) arising out of the use of a credit or charge card or information contained on or for use with the card.

“Blue Sky Laws” shall have the meaning assigned to such term in SECTION 6.01 of this Agreement.

“Borrowers” shall have the meaning assigned to such term in the preamble of this Agreement.

“Chattel Paper” shall have the meaning given that term in the UCC.

“Collateral” shall mean all personal property of each Grantor, including, without limitation: all (a) Accounts, (b) Chattel Paper, (c) Commercial Tort Claims, (d) Deposit Accounts, (e) Documents, (f) Equipment, (g) Fixtures, (h) General Intangibles (including Payment Intangibles), (i) Goods, (j) Instruments, (k) Inventory, (l) Investment Property, (m) Letter-of-Credit Rights, (n) Software, (o) Supporting Obligations, (p) money, policies and certificates of insurance, deposits, cash, or other property, (q) all books, records, and information relating to any of the foregoing ((a) through (p)) and/or to the operation of any Grantor’s business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded and maintained, (r) all insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing ((a) through (q)) or otherwise, (s) all rights of each Grantor under the Acquisition Documents, (t) all liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing ((a) through (s)), including the right of stoppage in transit, and (u) any of the foregoing, whether now owned or now due, or in which any Grantor has an interest, or hereafter acquired, arising, or to become due, or in which any Grantor obtains an interest, and all products, Proceeds, substitutions, and Accessions of or to any of the foregoing; provided, however, that the Collateral shall not include (a) any rights or property acquired under a lease, contract, property rights agreement or license, or any intent to use trademark applications filed pursuant to Section 1(b) of the Lanham Act, if and to the extent that the grant of a security interest in which shall constitute or result in (i) the abandonment, cancellation, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) a breach or termination pursuant to the terms of, or a default under, any lease, contract, property rights agreement or license (other than to the extent that any restriction on such assignment would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other Applicable Law or principles of equity), provided that the Proceeds from any such lease, contract, property rights agreement or license shall not be excluded from the definition of Collateral to the extent that the assignment of such Proceeds is not prohibited, and provided further that any rights under any intent to use trademark applications filed pursuant to Section 1(b) of the Lanham Act shall be excluded from Collateral only to the extent and until a statement of use or amendment to allege use is filed in connection with therewith and accepted by the United States Patent and Trademark Office and only if inclusion of intent to use applications prior to such time would result in the cancellation or invalidation of the alleged trademark, (b) any governmental permit or franchise that prohibits Liens on or collateral assignments of such permit or franchise (other than to the extent that any restriction on such assignment would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other Applicable Law or principles of equity), or (c) any Security, Investment Property or other equity interest representing more than 65% of the outstanding voting stock of any Foreign Subsidiary.

“Collateral Agent” shall have the meaning assigned to such term in the preamble of this Agreement.

“Collateral Agent’s Rights and Remedies” shall have the meaning assigned to such term in SECTION 8.08.

“Commercial Tort Claim” shall have the meaning given that term in the UCC and shall include, without limitation, the Commercial Tort Claims from time to time set forth on Schedule 4.12 hereto.

“Control” shall have the meaning given that term in the UCC.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Deposit Account” shall have the meaning given that term in the UCC and shall also include all demand, time, savings, passbook, or similar accounts maintained with a bank or other financial institution.

“Documents” shall have the meaning given that term in the UCC.

“Equipment” shall mean “equipment”, as defined in the UCC, and shall also mean all furniture, store fixtures, motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of a Grantor’s business, and any and all Accessions or additions thereto, and substitutions therefor.

“Facility Guarantors” shall have the meaning assigned to such term in the preamble of this Agreement.

“Financing Statement” shall have the meaning given that term in the UCC.

“Fixtures” shall have the meaning given that term in the UCC.

“General Intangibles” shall have the meaning given that term in the UCC, and shall also include, without limitation, all: Payment Intangibles; rights to payment for credit extended; deposits; amounts due to any Grantor; credit memoranda in favor of any Grantor; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; rights to collect payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses, including, without limitation, the Intercompany Licenses; franchises; license agreements, including all rights of any Grantor to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; technical data; computer records, rights of access to computer record service bureaus, and service bureau computer contracts; tapes, disks, semi-conductors chips and printouts; user technical reference, and other manuals and materials; IP Collateral (as defined in the Intellectual Property Security Agreement); proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by or credit extended or services performed, by any Grantor, whether intended for an individual customer or the general business of any Grantor, or used or useful in connection with research by any Grantor.

“Goods” shall have the meaning given that term in the UCC.

“Grantors” shall have the meaning assigned to such term in the preamble of this Agreement.

“Guaranty” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Indemnitee” shall have the meaning assigned to such term in SECTION 8.06 of this Agreement.

“Instruments” shall have the meaning given that term in the UCC.

“Intercompany Licenses” shall mean those certain license agreements pursuant to which the Lead Borrower has licensed to C.L.B., Inc., and C.L.B., Inc. has sublicensed to certain of the Grantors, certain Intellectual Property.

“Inventory” shall have the meaning given that term in the UCC, and shall also include, without limitation, all: (a) Goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

“Investment Property” shall have the meaning given that term in the UCC.

“Lenders” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Letter-of-Credit Right” shall have the meaning given that term in the UCC and shall also mean any right to payment or performance under a letter of credit, whether or not the beneficiary has demanded, or is at the time entitled to demand, payment or performance.

“Payment Intangible” shall have the meaning given that term in the UCC and shall also mean any General Intangible under which the Account Debtor’s primary obligation is a monetary obligation.

“Proceeds” shall mean “proceeds”, as defined in the UCC, and shall also include each type of property described in the definition of Collateral.

“Secured Obligations” shall mean, collectively, the Obligations (as defined in the Credit Agreement) and the Guaranteed Obligations (as defined in the Guaranty); provided, however, that Obligations which constitute Other Liabilities shall be Secured Obligations solely to the extent that there is sufficient Collateral following satisfaction of the Obligations described in clause (a) of the definition of Obligations.

“Secured Parties” shall mean (a) each Credit Party, (b) any Lender or any Affiliate of a Lender providing Cash Management Services or entering into or furnishing any Bank Product to or with any Grantor, (c) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document, and (d) the successors and, subject to any limitations contained in this Agreement, assigns of each of the foregoing.

“Securities Act” shall have the meaning assigned to such term in SECTION 6.01 of this Agreement.

“Security” shall have the meaning given that term in the UCC.

“Security Interest” shall have the meaning assigned to such term in SECTION 2.01 of this Agreement.

“Software” shall have the meaning given that term in the UCC.

“Supporting Obligation” shall have the meaning given that term in the UCC and shall also refer to a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

SECTION 1.03 Rules of Interpretation. The rules of interpretation specified in Sections 1.02 through 1.07 of the Credit Agreement shall be applicable to this Agreement.

ARTICLE 2

Security Interest

SECTION 2.01 Security Interest. As security for the payment or performance, as the case may be, in full of their respective Secured Obligations, each Grantor hereby grants to the Collateral Agent, its successors and permitted assigns, for its own benefit and the benefit of the other Secured Parties, a security interest in, and, with respect to the items set forth in clause (s) of the definition of “Collateral,” collaterally assigns, to the Collateral Agent, its successors and permitted assigns, for its own benefit and the benefit of the other Secured Parties, all of such Grantor’s right, title and interest in, to and under the Collateral (the “Security Interest”). Without limiting the foregoing, each Grantor hereby designates the Collateral Agent as such Grantor’s true and lawful attorney, exercisable by the Collateral Agent whether or not an Event of Default exists, with full power of substitution, at the Collateral Agent’s option, to file one or more

Financing Statements, continuation statements, or to sign other documents for the purpose of perfecting, confirming, continuing, or protecting the Security Interest granted by each Grantor, without the signature of any Grantor (each Grantor hereby appointing the Collateral Agent as such Person’s attorney to sign such Person’s name to any such instrument or document, whether or not an Event of Default exists), and naming any Grantor or the Grantors, as debtors, and the Collateral Agent, as secured party. Any such financing statement may indicate the Collateral as “all assets of the Grantor”, “all personal property of the debtor” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC.

SECTION 2.02 No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE 3

Representations and Warranties

The Grantors jointly and severally represent and warrant to the Collateral Agent and the other Secured Parties that:

SECTION 3.01 Title and Authority. Each Grantor has good and valid rights in, and title to, the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person, other than any consent or approval which has been obtained.

SECTION 3.02 Filings. UCC Financing Statements or other appropriate filings, recordings or registrations containing a description of the Collateral have been or will be timely filed in each governmental, municipal or other office as is necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for its own benefit and the benefit of the other Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States or Canada (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or re-registration is necessary in any such jurisdiction, except as provided under Applicable Law with respect to the filing of continuation statements or as a result of any change in a Grantor’s name or jurisdiction of incorporation or formation or under any other circumstances under which, pursuant to the UCC, filings previously made have become misleading or ineffective in whole or in part.

SECTION 3.03 Validity and Priority of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all of the Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the making of the filings described in SECTION 3.02 above within the time periods prescribed by Applicable Law, a perfected security interest in all of the Collateral (to the extent perfection in the Collateral can be accomplished by such filing) and (c) subject to the obtaining of Control, a perfected security interest in all of the Collateral (to the extent perfection in the Collateral can be accomplished by Control and perfection of the Security Interest in such Collateral is required by the terms hereof or of the Credit Agreement). The Security Interest is and shall be prior to any other Lien on any of the Collateral, subject only to (i) with respect to the Term Loan Priority Collateral only, Permitted Encumbrances under the Term Loan Financing Facility, and (ii) other Permitted Encumbrances having priority by operation of Applicable Law.

SECTION 3.04 Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for (i) Permitted Encumbrances or (ii) Liens for which termination statements have been delivered to the Collateral Agent. The Grantors have not (a) filed or consented to the filing of (i) any Financing Statement or analogous document under the UCC or any other Applicable Law covering any Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, or (b) entered into any agreement in which any Grantor grants Control over any Collateral, which Financing Statement, control agreement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Encumbrances.

SECTION 3.05 Bailees, Warehousemen, Etc. As of the Closing Date, except as set forth on Schedule 3.06 hereto, no Inventory of any Grantor is in the care or custody of any third party or stored or entrusted with a bailee or other third party and no Inventory with an aggregate value in excess of $3,000,000 shall hereafter be placed under such care, custody, storage or entrustment unless a Collateral Access Agreement is delivered to the Collateral Agent by such third party or bailee.

SECTION 3.06 Consignments. As of the Closing Date, except as set forth on Schedule 3.07 hereto, no Grantor has, and none shall have, possession of any property on consignment from any consignor having a value greater than $15,000,000 unless a lien waiver or other agreement in favor of the Collateral Agent reasonably satisfactory to the Collateral Agent is delivered to the Collateral Agent by such consignor.

ARTICLE 4

Covenants

SECTION 4.01 Change of Name; Location of Collateral; Records; Place of Business.

(a) Each Grantor will furnish to the Collateral Agent prompt written notice of any change in: (i) any Grantor’s name; (ii) the location of any Grantor’s chief executive office or its principal place of business; (iii) any Grantor’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Grantor’s Federal Taxpayer Identification Number or organizational identification number, if any, assigned to it by its jurisdiction of organization. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings, publications and registrations have been made under the UCC or other Applicable Law that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral (subject only to (i) with respect to the Term Loan Priority Collateral only, Permitted Encumbrances under the Term Loan Financing Facility, and (ii) other Permitted Encumbrances having priority by operation of Applicable Law) for its own benefit and the benefit of the other Secured Parties.

(b) Each Grantor agrees (i) to maintain, at its own cost and expense, records with respect to the Collateral owned by it which are complete and accurate in all material respects and which are consistent with its current practices or in accordance with such prudent and standard practices used in industries that are the same as, or similar to, those in which such Grantor is engaged, but in any event to include accounting records which are complete in all material respects indicating all payments and proceeds received with respect to any part of the Collateral, and (ii) at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

SECTION 4.02 Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien (other than Permitted Encumbrances).

SECTION 4.03 Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further documents, Financing Statements, agreements and instruments and take all such further actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby or the validity or priority of such Security Interest, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any Financing Statements or other documents in connection herewith or therewith. Without limiting the foregoing, each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further documents, Financing Statements, agreements and instruments and take all such further actions as the Collateral Agent may from time to time reasonably request to perfect the Collateral Agent’s Security Interest in all Accounts, Inventory, Deposit Accounts, Investment Property, and the proceeds therefrom (including causing the Collateral Agent to have Control of any such Collateral to the extent required under the Credit Agreement and to the extent perfection in such Collateral can be accomplished by Control). If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument with an individual face value in excess of $1,000,000 (or with respect to all such promissory notes or other Instruments, an aggregate face value in excess of $5,000,000), such note or Instrument shall be promptly pledged and delivered to the Collateral Agent, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

SECTION 4.04 Taxes; Encumbrances. At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral (other than Permitted Encumbrances), and may take any other action which the Collateral Agent may reasonably deem necessary or desirable to repair, maintain or preserve any of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization within thirty (30) days after receipt of an invoice therefor setting forth such expenses in reasonable detail; provided, however, that the Collateral Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Collateral Agent has had an opportunity to be heard), from which finding no further appeal is available, that the Collateral Agent had acted in actual bad faith or in a grossly negligent manner; provided further that the making of any such payments or the taking of any such action by the Collateral Agent shall not be deemed to constitute a waiver of any Default or Event of Default arising from the Grantor’s failure to have made such payments or taken such action. Nothing in this SECTION 4.04 shall be interpreted as excusing any Grantor from the performance of any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

SECTION 4.05 Assignment of Security Interest.

(a) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of, and transferees from, the Account Debtor or other Person granting the security interest.

(b) To the extent that any Grantor is a beneficiary under any written letter of credit now or hereafter issued in favor of such Grantor having a face value in an amount in excess of $1,000,000 (or with respect to all such letters of credit, having an aggregate face value in an amount in excess of $5,000,000), such Grantor shall deliver such letter of credit to the Collateral Agent. The Collateral Agent shall from time to time, at the request and expense of such Grantor, promptly make such arrangements with such Grantor as are in the Collateral Agent’s reasonable judgment necessary so that such Grantor may make any drawing to which such Grantor is entitled under such letter of credit, without impairment of the Collateral Agent’s perfected security interest in such Grantor’s rights to proceeds of such letter of credit or in the actual proceeds of such drawing. At the Collateral Agent’s request, such Grantor shall, for any letter of credit now or hereafter issued in favor of such Grantor as beneficiary, execute and deliver to the issuer and any confirmer of such letter of credit an assignment of proceeds form, in favor of the Collateral Agent and reasonably satisfactory to the Collateral Agent and such issuer or (as the case may be) such confirmer, requiring the proceeds of any drawing under such letter of credit to be paid directly to the Collateral Agent after the occurrence and during the continuance of any Cash Dominion Event.

SECTION 4.06 Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform in all material respects all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

SECTION 4.07 Use and Disposition of Collateral. None of the Grantors shall make or permit to be made any collateral assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral or shall grant Control (for purposes of security) of any Collateral to any Person, except for Permitted Encumbrances and Permitted Dispositions. Except for Permitted Dispositions expressly permitted in the Credit Agreement, none of the Grantors shall make or permit to be made any transfer of the Collateral, and, except as expressly permitted in the Credit Agreement with respect to Eligible In-Transit Inventory and Eligible Letter of Credit Inventory, each Grantor shall remain at all times in possession of the Collateral owned by it.

SECTION 4.08 Limitation on Modification of Accounts. None of the Grantors will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, releases, credits, discounts, compromises or settlements (a) granted or made in the ordinary course of business or consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged or (b) constituting a Permitted Disposition as described in clause (f) of the definition thereof.

SECTION 4.09 Insurance.

(a) Each Grantor shall (i) maintain such insurance as is required pursuant to Section 5.07 of the Credit Agreement; (ii) maintain such other insurance, as may be required by Applicable Law; and (iii) furnish to the Collateral Agent, upon written request, full information as to the insurance carried.

(b) Each Grantor hereby irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact), exercisable only after the occurrence and during the continuance of a Cash Dominion Event, for the purpose of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable. All sums disbursed by the Collateral Agent in connection with this SECTION 4.08, including reasonable attorneys’ fees, court costs, out-of-pocket expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

SECTION 4.10 Commercial Tort Claims. As of the date hereof, except as set forth on Schedule 4.12, none of the Collateral consists of a Commercial Tort Claim. If any Grantor shall at any time acquire a Commercial Tort Claim having a value in excess of $1,000,000 (or with respect to all such Commercial Tort Claims, having an aggregate value in excess of $5,000,000), such Grantor shall promptly notify the Collateral Agent in writing of the details thereof and shall update Schedule 4.12 to reflect such Commercial Tort Claim and the Grantors shall take such actions as the Collateral Agent shall reasonably request in order to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, a perfected security interest therein and in the Proceeds thereof.

SECTION 4.11 Legend. At the request of the Collateral Agent, each Grantor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, its Accounts and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts have been assigned to the Collateral Agent, for the benefit of the Secured Parties, and that the Collateral Agent has a security interest therein.

ARTICLE 5

Collections

SECTION 5.01 Collections.

(a) Each Grantor, in its capacity as a Loan Party, shall at all times comply with the Cash Receipts provisions of Section 2.18 of the Credit Agreement including, without limitation, after the occurrence and during the continuance of a Cash Dominion Event, causing the sweep on each Business Day of all Cash Receipts into the Concentration Account or a Blocked Account, as provided for in the Credit Agreement.

(b) Without the prior written consent of the Collateral Agent, no Grantor shall modify or amend the instructions pursuant to any of the Credit Card Notifications, or the Blocked Account Agreements. So long as no Event of Default has occurred and is continuing, each Grantor shall, and the Collateral Agent hereby authorizes each Grantor to, enforce and collect all amounts owing on the Inventory and Accounts, for the benefit and on behalf of the Collateral Agent and the other Secured Parties; provided, however, that such authorization may, at the direction of the Collateral Agent, be terminated after the occurrence and during the continuance of any Event of Default.

SECTION 5.02 Power of Attorney. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of the Collateral Agent and the other Secured Parties, (a) at any time, whether or not a Default or Event of Default has occurred, to take actions required to be taken by the Grantors under SECTION 2.01 of this Agreement, (b) after the occurrence and during the continuance of a Cash Dominion Event or as otherwise permitted under the Credit Agreement, (i) to take actions required to be taken by the Grantors under SECTION 5.01 of this Agreement; and (ii) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; and (c) after the occurrence and during the continuance of an Event of Default or as otherwise permitted under the Credit Agreement, (i) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (ii) to sign the name of any Grantor on any invoices, schedules of Collateral, freight or express receipts, or bills of lading storage receipts, warehouse receipts or other documents of title relating to any of the Collateral; (iii) to sign the name of any Grantor on any notice to such Grantor’s Account Debtors; (iv) to sign the name of any Grantor on any proof of claim in bankruptcy against Account Debtors, and on notices of lien, claims of mechanic’s liens, or assignments or releases of mechanic’s liens securing the Accounts; (v) to sign change of address forms to change the address to which each Grantor’s mail is to be sent to such address as the Collateral Agent shall designate; (vi) to receive and open each Grantor’s mail, remove any Proceeds of Collateral therefrom and turn over the balance of such mail either to the Lead Borrower or to any trustee in bankruptcy or receiver of a Grantor, or other legal representative of a Grantor whom the Collateral Agent reasonably determines to be the appropriate person to whom to so turn over such mail; (vii) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (viii) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (ix) to take all such action as may be reasonably necessary to obtain the payment of any letter of credit and/or banker’s acceptance of which any Grantor is a beneficiary; (x) to repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of any Grantor; (xi) to use, license or transfer any or all General Intangibles of any Grantor, subject to those restrictions to which such Grantor is subject under Applicable Law and by contract; and (xii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things reasonably necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent was the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any other Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Secured Party, or to present or file any claim or notice. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable. The appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above shall terminate when (a) the Commitments have expired or been terminated, (b) the principal of and interest on each Revolving Credit Loan and all fees and other Secured Obligations (other than contingent indemnification obligations as to which no claims have been asserted) shall have been paid in full, (c) all Letters of Credit have expired or terminated or been cash collateralized or backstopped by a latter of credit reasonably acceptable to the Administrative Agent and the Issuing Banks to the extent provided in the Credit Agreement, and (d) all Letter of Credit Disbursements have been reimbursed.

SECTION 5.03 No Obligation to Act. The Collateral Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by SECTION 5.02, but if the Collateral Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Grantor for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Collateral Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act constitutes gross negligence, bad faith or willful misconduct. The provisions of SECTION 5.02 shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any other Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any other Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by Applicable Law or otherwise.

ARTICLE 6

Remedies

SECTION 6.01 Remedies upon Default. After the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or other Applicable Law. The rights and remedies of the Collateral Agent after the occurrence and during the continuation of an Event of Default shall include, without limitation, the right to take any or all of the following actions at the same or different times:

(a) With respect to any Collateral consisting of Accounts, General Intangibles (including Payment Intangibles), Letter-of-Credit Rights, Instruments, Chattel Paper, Documents, and Investment Property, the Collateral Agent may collect the Collateral with or without the taking of possession of any of the Collateral.

(b) With respect to any Collateral consisting of Accounts, the Collateral Agent may: (i) demand, collect and receive any amounts relating thereto, as the Collateral Agent may determine; (ii) commence and prosecute any actions in any court for the purposes of collecting any such Accounts and enforcing any other rights in respect thereof; (iii) defend, settle or compromise any action brought and, in connection therewith, give such discharges or releases as the Collateral Agent may reasonably deem appropriate; (iv) without limiting the Collateral Agent’s rights set forth in SECTION 5.02 hereof, receive, open and dispose of mail addressed to any Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to such Accounts or securing or relating to such Accounts, on behalf of and in the name of such Grantor; and (v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any such Accounts or the goods or services which have given rise thereto, as fully and completely as though the Collateral Agent was the absolute owner thereof for all purposes.

(c) With respect to any Collateral consisting of Investment Property, the Collateral Agent may: (i) exercise all rights of any Grantor with respect thereto, including without limitation, the right to exercise all voting and corporate rights at any meeting of the shareholders of the Issuer of any Investment Property and to exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any Investment Property as if the Collateral Agent was the absolute owner thereof, including the right to exchange, at its discretion, any and all of any Investment Property upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof, all without liability except to account for property actually received as provided in SECTION 5.03 hereof; (ii) transfer such Collateral at any time to itself, or to its nominee, and receive the income thereon and hold the same as Collateral hereunder or apply it to the Secured Obligations; and (iii) demand, sue for, collect or make any compromise or settlement it deems desirable. The Grantors recognize that (a) the Collateral Agent may be unable to effect a public sale of all or a part of the Investment Property by reason of certain prohibitions contained in the Securities Act of 1933, 15 U.S.C. §77, (as amended and in effect, the “Securities Act”) or the Securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Investment Property for their own account, for investment and not with a view to the distribution or resale thereof, (b) that private sales so made may be at prices and upon other terms less favorable to the seller than if the Investment Property were sold at public sales, (c) that neither the Collateral Agent nor any other Secured Party has any obligation to delay sale of any of the Investment Property for the period of time necessary to permit the Investment Property to be registered for public sale under the Securities Act or the Blue Sky Laws, and (d) that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. Notwithstanding anything herein to the contrary, no Grantor shall be required to register, or cause the registration of, any Investment Property under the Securities Act or any Blue Sky Laws.

(d) With respect to any Collateral consisting of Inventory, Goods, and Equipment, the Collateral Agent may conduct one or more going out of business sales, in the Collateral Agent’s own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Grantor. The Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Collateral Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein. Each purchaser at any such going out of business sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(e) With or without legal process and with or without prior notice or demand for performance, the Collateral Agent may enter upon, occupy, and use any premises owned or occupied by each Grantor, and may exclude the Grantors from such premises or portion thereof as may have been so entered upon, occupied, or used by the Collateral

Agent to the extent the Collateral Agent deems such exclusion reasonably necessary to preserve and protect the Collateral. The Collateral Agent shall not be required to remove any of the Collateral from any such premises upon the Collateral Agent’s taking possession thereof, and may render any Collateral unusable to the Grantors. In no event shall the Collateral Agent be liable to any Grantor for use or occupancy by the Collateral Agent of any premises pursuant to this SECTION 6.01, nor for any charge (such as wages for the Grantors’ employees and utilities) incurred in connection with the Collateral Agent’s exercise of the Collateral Agent’s Rights and Remedies (as defined herein) hereunder.

(f) The Collateral Agent may require any Grantor to assemble the Collateral and make it available to the Collateral Agent at the Grantor’s sole risk and expense at a place or places which are reasonably convenient to both the Collateral Agent and such Grantor.

(g) Each Grantor agrees that the Collateral Agent shall have the right, subject to Applicable Law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(h) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Collateral Agent shall provide the Grantors such notice as may be practicable under the circumstances), the Collateral Agent shall give the Grantors at least ten (10) days’ prior written notice, by authenticated record, of the date, time and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. Each Grantor agrees that such written notice shall satisfy all requirements for notice to that Grantor which are imposed under the UCC or other Applicable Law with respect to the exercise of the Collateral Agent’s Rights and Remedies upon default. The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

(i) Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any sale or other disposition, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. If any of the Collateral is sold, leased, or otherwise disposed of by the Collateral Agent on credit, the Secured Obligations shall not be deemed to have been reduced as a result thereof unless and until payment in full is received thereon by the Collateral Agent.

(j) At any public (or, to the extent permitted by Applicable Law, private) sale made pursuant to this SECTION 6.01, the Collateral Agent or any other Secured Party may bid for or purchase, free (to the extent permitted by Applicable Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor, the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent or such other Secured Party from any Grantor on account of the Secured Obligations as a credit against the purchase price, and the Collateral Agent or such other Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.

(k) For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof. The Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.

(l) As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

(m) To the extent permitted by Applicable Law, each Grantor hereby waives all rights of redemption, stay, valuation and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

SECTION 6.02 Application of Proceeds. After the occurrence and during the continuance of an Event of Default and acceleration of the Secured Obligations pursuant to the terms hereof and of the Credit Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, or any Collateral granted under any other of the Security Documents, in accordance with Section 7.03 of the Credit Agreement.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale or other disposition of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale or other disposition shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold or otherwise disposed of and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

ARTICLE 7

Perfection of Security Interest

SECTION 7.01 Perfection by Filing. This Agreement constitutes an authenticated record, and each Grantor hereby authorizes the Collateral Agent, pursuant to the provisions of SECTION 2.01 and SECTION 5.02, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral, in such filing offices as the Collateral Agent shall reasonably deem necessary, and the Grantors shall pay the Collateral Agent’s reasonable costs and out-of-pocket expenses incurred in connection therewith. Each Grantor hereby further agrees that a carbon, photographic, or other reproduction of this Agreement shall be sufficient as a Financing Statement and may be filed as a Financing Statement in any and all jurisdictions.

SECTION 7.02 Other Perfection, Etc. The Grantors shall at any time and from time to time take such steps as the Collateral Agent may reasonably request for the Collateral Agent (a) to obtain a Collateral Access Agreement of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Collateral Agent, (b) to obtain Control of any Investment Property, Deposit Accounts (to the extent required by Section 2.18 of the Credit Agreement), Letter-of-Credit Rights or electronic Chattel Paper (as such terms are defined in the UCC), with any agreements establishing control to be in form and substance reasonably satisfactory to the Collateral Agent, and (c) otherwise to insure the continued perfection of the Collateral Agent’s security interest in any of the Collateral with the priority described in SECTION 3.03 and of the preservation of its rights therein.

SECTION 7.03 Savings Clause. Nothing contained in this ARTICLE 7 shall be construed to narrow the scope of the Collateral Agent’s Security Interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the Collateral Agent’s Rights and Remedies hereunder except (and then only to the extent) as mandated by the UCC.

ARTICLE 8

Miscellaneous

SECTION 8.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.

SECTION 8.02 Grant of Non-Exclusive License. Without limiting the provision of SECTION 6.01 hereof or any other rights of the Collateral Agent as the holder of a Lien on any IP Collateral (as defined in the Intellectual Property Security Agreement), each Grantor hereby grants to the Collateral Agent a royalty free, non-exclusive, irrevocable license, to use, apply, and affix any trademark, trade name, logo, or similar indicia of source or origin in which any Grantor now or hereafter has rights, such license to be effective upon the Collateral Agent’s exercise of the Collateral Agent’s Rights and Remedies hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or any sale or other disposition of Inventory.

SECTION 8.03 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from the Guaranty or any other guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement (other than circumstances under which (i) the Commitments have expired or been terminated, (ii) the principal of and interest on each Revolving Credit Loan and all fees and other Obligations (other than contingent indemnification obligations as to which no claims have been asserted) shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated or been cash collateralized or backstopped by a letter of credit reasonably acceptable to the Administrative Agent and the Issuing Banks to the extent provided in the Credit Agreement, and (iv) all Letter of Credit Disbursements shall have been reimbursed).

SECTION 8.04 Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors herein and in any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Revolving Credit Loans and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Collateral Agent, the Issuing Banks or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect unless terminated in accordance with SECTION 8.14 hereof. The provisions of SECTION 8.06(b) shall survive and remain in full force and effect regardless of the repayment of the Secured Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 8.05 Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises and agreements by or on behalf of the Grantors that are contained in this Agreement shall bind and inure to the benefit of each Grantor and its respective successors and permitted assigns. This Agreement shall be binding upon each Grantor and the Collateral Agent and their respective successors and permitted assigns, and shall inure to the benefit of each Grantor, the Collateral Agent and the other Secured Parties and their respective successors and permitted assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such attempted assignment or transfer shall be void) except as expressly permitted by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 8.06 Collateral Agent’s Fees and Expenses; Indemnification.

(a) Without limiting or duplicating any of their obligations under the Credit Agreement, the Guaranty or the other Loan Documents, the Grantors jointly and severally agree to pay, within thirty (30) days after receipt of an invoice therefor setting forth such expenses in reasonable detail, all Credit Party Expenses incurred by the Collateral Agent in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the Collateral Agent’s Rights and Remedies hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof; provided that in the event the Grantors have a bona fide dispute with any such expenses, payment of such disputed amounts shall not be required until the earlier of the date such dispute is resolved to the reasonable satisfaction of the Grantors or thirty (30) days after receipt of any such invoice (and any such disputed amount which is so paid shall be subject to a reservation of the Grantors’ rights with respect thereto).

(b) Without limiting or duplicating any of their indemnification obligations under the Credit Agreement, the Guaranty or the other Loan Documents, the Grantors shall jointly and severally indemnify the Secured Parties and each of their Subsidiaries and Affiliates, and each of their respective stockholders, directors, officers, employees, agents, attorneys, and advisors of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all damages, actual out-of-pocket losses, claims, actions, causes of action, settlement payments, obligations, liabilities and related expenses, including the reasonable fees, charges and disbursements of one counsel for the Agents and one counsel for all other

Indemnitees (other than the Agents), incurred, suffered, sustained or required to be paid by, or asserted against, any Indemnitee arising out of, in any way connected with, or as a result of, (i) the execution or delivery of this Agreement, the Credit Agreement or any other Loan Document or any other agreement or instrument contemplated hereby, the performance by the Grantors of their respective obligations thereunder, or the consummation of the transactions contemplated by the Credit Agreement and the other Loan Documents or any other transactions contemplated hereby or thereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to or arising from any of the foregoing or the Collateral, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction or another independent tribunal having jurisdiction to have resulted from (w) the gross negligence, bad faith or willful misconduct of such Indemnitee or any Affiliate of such Indemnitee (or of any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee’s Affiliates), (x) are relating to disputes among Indemnitees, (y) are determined by a court of competent jurisdiction or another independent tribunal having jurisdiction to have resulted from a breach by such Indemnitee of its obligations to a Grantor, or (z) constitute indirect, consequential, special or punitive damages. In connection with any indemnified claim hereunder, the Indemnitee shall be entitled to select its own counsel and the Grantors shall promptly pay the reasonable fees and expenses of such counsel.

(c) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. All amounts due under this SECTION 8.06 shall be payable within thirty (30) days of written demand therefor, which written demand shall set forth such amounts in reasonable detail.

SECTION 8.07 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 8.08 Waivers; Amendment.

(a) The rights, remedies, powers, privileges, and discretions of the Collateral Agent hereunder (herein, the “Collateral Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Collateral Agent in exercising or enforcing any of the Collateral Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Collateral Agent of any Event of Default or of any Default under any other agreement shall operate as a waiver of any other Event of Default or other Default hereunder or under any other agreement. No single or partial exercise of any of the Collateral Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Collateral Agent and any Person, at any time, shall preclude the other or further exercise of the Collateral Agent’s Rights and Remedies. No waiver by the Collateral Agent of any of the Collateral Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Collateral Agent’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Collateral Agent may determine. The Collateral Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Secured Obligations. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Grantor or Grantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

SECTION 8.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.09.

SECTION 8.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8.11 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.12 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 8.13 Jurisdiction; Consent to Service of Process.

(a) Each of the Grantors agrees that any suit for the enforcement of this Agreement or any other Loan Document may be brought in the courts of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein, as the Collateral Agent may elect in its sole discretion, and consents to the non-exclusive jurisdiction of such courts. Each party to this Agreement hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against a Grantor or its properties in the courts of any jurisdiction.

(b) Each of the Grantors agrees that any action commenced by any Grantor asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in a court of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein, as the Collateral Agent may elect in its sole discretion, and consents to the exclusive jurisdiction of such courts with respect to any such action.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in SECTION 8.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 8.14 Termination; Release of Collateral.

(a) Any Lien upon any Collateral will be released automatically if the Collateral constitutes property being sold, transferred or disposed of in a Permitted Disposition upon receipt by the Collateral Agent of the Net Proceeds thereof to the extent required by the Credit Agreement. Upon at least two (2) Business Days’ prior written request by the Lead Borrower, the Collateral Agent shall execute such documents as may be necessary to evidence the release of the Liens upon any Collateral described in this SECTION 8.14(a); provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in its reasonable opinion, would, under Applicable Law, expose the Collateral Agent to liability or create any obligation or entail any adverse consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of any Grantor in respect of) all interests retained by any Grantor, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(b) Except for those provisions of the Credit Agreement and this Agreement which expressly survive the termination thereof, this Agreement and the Security Interest granted herein shall terminate when (i) the Commitments have expired or been terminated, (ii) all of the Secured Obligations (other than contingent indemnity obligations with respect to then unasserted claims) have been paid in full in cash, (iii) all Letter of Credit Outstandings have been reduced to zero (or fully cash collateralized in a manner reasonably satisfactory to the applicable Issuing Bank and the Administrative Agent to the extent provided in the Credit Agreement), and (iv) the Issuing Banks have no further obligation to issue Letters of Credit under the Credit Agreement, at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all UCC termination statements and similar documents that the Grantors shall reasonably request to evidence such termination; provided, however, that in connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Collateral Agent may require such indemnities as it shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, and (y) any obligations that may thereafter arise with respect to the Other Liabilities, and provided further that the Credit Agreement, this Agreement, and the Security Interest granted herein shall be reinstated if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by any Secured Party upon the bankruptcy or reorganization of any Grantor or any other Loan Party. Any execution and delivery of termination statements or other documents pursuant to this SECTION 8.14 shall be without recourse to, or warranty by, the Collateral Agent or any other Secured Party.

SECTION 8.15 Intercreditor Agreement. The Grantors and the Collateral Agent acknowledge that the exercise of certain of the Collateral Agent’s Rights and Remedies hereunder may be subject to, and restricted by, the provisions of the Intercreditor Agreement. Except as specified herein, nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement, which, as among the Grantors and the Collateral Agent shall remain in full force and effect.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GRANTORS:	BORROWERS:

BURLINGTON COAT FACTORY
WAREHOUSE CORPORATION, as Lead
Borrower

	By:	/s/ Paul Tang
	Name:	Paul Tang
	Title:	Duly Authorized Signatory

THE ENTITIES LISTED ON SCHEDULE I
HERETO, as Borrowers

	By:	/s/ Paul Tang
	Name:	Paul Tang
	Title:	Duly Authorized Signatory

FACILITY GUARANTORS:

THE ENTITIES LISTED ON SCHEDULE II
HERETO, as Facility Guarantors

	By:	/s/ Paul Tang
	Name:	Paul Tang
	Title:	Duly Authorized Signatory

COLLATERAL AGENT:	BANK OF AMERICA, N.A.

	By:	/s/ Kathleen Dimock
	Name:	Kathleen Dimock
	Title:	Managing Director

SCHEDULE I

Borrowers

Burlington Coat Factory Warehouse Corporation (Lead Borrower)

Burlington Coat Factory of Alabama, LLC

Burlington Coat Factory Warehouse of Anchorage, Inc.

Burlington Coat Factory of Arizona, LLC

Burlington Coat Factory of Arkansas, LLC

Baby Depot of California, LLC

Baby Depot of Ontario, Inc.

Baby Depot of San Diego, Inc.

Burlington Coat Factory of California, LLC

Burlington Coat Factory Warehouse of San Francisco, Inc.

Burlington Coat Factory Warehouse of San Bernardino, Inc.

Burlington Coat Factory Warehouse of San Bernadino, LLC

MJM Designer Shoes of Sacramento, Inc.

MJM Designer Shoes of Ontario, Inc.

MJM Designer Shoes of Modesto, Inc.

MJM Designer Shoes of California, LLC

Totally 4 Kids of Milpitas, Inc.

Totally 4 Kids of Ontario, Inc.

Burlington Coat Factory of Colorado, LLC

Burlington Coat Factory of Connecticut, LLC

Cohoes Fashions of Connecticut, LLC

Burlington Coat Factory of Delaware, LLC

Burlington Coat Factory of Texas, L.P.

C.F.B., Inc.

MJM Designer Shoes of Delaware, LLC

Burlington Coat Factory of Florida, LLC

MJM Designer Shoes of Florida, LLC

Burlington Coat Factory of Georgia, LLC

Burlington Coat Factory Warehouse of Atlanta, Inc.

Burlington Coat Factory of Idaho, LLC

Burlington Coat Factory of Illinois, LLC

Burlington Coat Factory Warehouse of Chicago, Inc.

Burlington Coat Factory Warehouse of East St. Louis, Inc.

Burlington Coat Factory Warehouse of Tinley Park, Inc.

Burlington Coat Factory of Indiana, LLC

Burlington Coat Factory Warehouse of Des Moines, Inc.

Burlington Coat Factory of Kansas, LLC

Burlington Coat Factory of Kentucky, Inc.

Burlington Coat Factory Warehouse of Lexington, Inc.

Burlington Coat Factory Warehouse of Dixie, Inc.

Burlington Coat Factory of Louisiana, LLC

Burlington Coat Factory of Maine, LLC

Burlington Coat Factory of Maryland, LLC

Burlington Coat Factory of Massachusetts, LLC

Cohoes Fashions of Massachusetts, LLC

Decelle of Shrewsbury, Inc.

Decelle of North Attleboro, Inc.

Burlington Coat Factory of Michigan, LLC

Burlington Coat Factory Warehouse of Detroit, Inc.

Burlington Coat Factory Warehouse of Redford, Inc.

Burlington Coat Factory Warehouse of Walker, Inc.

Burlington Coat Factory Warehouse of Grand Rapids, Inc.

Burlington Coat Factory of Minnesota, LLC

Burlington Coat Factory of Missouri, LLC

Burlington Coat Factory Warehouse of Desperes, Inc.

Burlington Coat Factory Warehouse of Missouri, Inc.

Burlington Coat Factory Warehouse of St. Ann, Inc.

Burlington Coat Factory Warehouse of Benjamin KC, Inc.

Burlington Coat Factory Warehouse of Kingshighway, Inc.

Burlington Coat Factory Warehouse of St. Peters, Inc.

Burlington Coat Factory Warehouse of St. Louis, Inc.

Burlington Coat Factory Warehouse Bridgeton, Inc.

Luxury Linens of St. Louis, Inc.

Burlington Coat Factory of Nebraska, LLC

Burlington Coat Factory of Nevada, LLC

Burlington Coat Factory of New Hampshire, LLC

Burlington Coat Factory Direct Corporation

Burlington Coat Factory of New Jersey, LLC

Burlington Coat Factory Warehouse of Flemington, Inc.

Burlington Coat Factory Warehouse of New Jersey, Inc.

Cohoes Fashions of New Jersey, LLC

MJM Designer Shoes of Moorestown, Inc.

MJM Designer Shoes of New Jersey, LLC

Super Baby Depot of Moorestown, Inc.

Burlington Coat Factory of New Mexico, LLC

Burlington Coat Factory Warehouse of Albuquerque, Inc.

Burlington Coat Factory Warehouse of West Albuquerque, Inc.

Burlington Coat Factory of New York, LLC

Georgetown Fashions Inc.

Monroe G. Milstein, Inc.

Cohoes Fashions of New York, LLC

MJM Designer Shoes of New York, LLC

Burlington Coat Factory of North Carolina, LLC

Burlington Coat Factory of North Dakota, LLC

Burlington Coat Factory of Ohio, LLC

Burlington Coat Factory Warehouse of Cleveland, Inc.

Burlington Coat Factory Warehouse of Cuyahoga, Inc.

Burlington Coat Factory of Oklahoma, LLC

Burlington Coat Factory of Oregon, LLC

Burlington Coat Factory Warehouse of Bristol, LLC

Burlington Coat Factory of Pennsylvania, LLC

Burlington Coat Factory Outlet Inc.

Burlington Coat Factory Outlet of Eynon, Inc.

Burlington Coat Factory Outlet of Reading, Inc.

Burlington Coat Factory Warehouse of Fairgrounds, Inc.

Burlington Coat Factory Warehouse of Jenkintown, Inc.

Burlington Coat Factory Warehouse of Market, Inc.

Burlington Coat Factory Warehouse of Lancaster, Inc.

Burlington Coat Factory Warehouse of Pennsylvania, Inc.

Burlington Coat Factory Warehouse of Monroeville, Inc.

Burlington Coat Factory Warehouse of Edwardsville, Inc.

Burlington Coat Factory Warehouse of Philadelphia, Inc.

Burlington Coat Factory Warehouse of Allentown, Inc.

Burlington Coat Factory Warehouse of Bethel Park, Inc.

Burlington Coat Factory Warehouse of Harrisburg, Inc.

Burlington Coat Factory Warehouse of Allegheny, Inc.

Burlington Coat Factory Warehouse of Franklin, Inc.

Burlington Coat Factory Warehouse of Havertown, Inc.

Burlington Coat Factory Warehouse of Montgomeryville, Inc.

Burlington Coat Factory Warehouse of Cheltenham, Inc.

Burlington Coat Factory Warehouse of Wilkes-Barre, Inc.

Burlington Coat Factory Warehouse of Millcreek, Inc.

Burlington Coat Factory Warehouse of Langhorne, Inc.

Burlington Coat Factory Warehouse of Greensburg, Inc.

Burlington Coat Factory Warehouse of West Mifflin, Inc.

Burlington Coat Factory Warehouse of Warminster, Inc.

Burlington Coat Factory Warehouse of Whitehall, Inc

Burlington Coat Factory Warehouse of Center City, Inc.

Burlington Coat Factory Warehouse of York, Inc.

Burlington Factory Warehouse of Reading, Inc.

Burlington Coat Factory Warehouse Inc.

Eynon Plaza Fashions, Inc.

Penn Plaza Fashions, Inc.

Penn Fashions, Inc.

MJM Designer Shoes of Eynon, Inc.

MJM Designer Shoes of St. David’s, Inc.

MJM Designer Shoes of Pennsylvania, LLC

Luxury Linens of Reading, Inc.

Luxury Linens of Levittown, Inc.

Luxury Linens of Monroeville, Inc.

Burlington Coat Factory Warehouse of East Providence, Inc.

Burlington Coat Factory Warehouse of Woonsocket, Inc.

Burlington Coat Factory Warehouse of Johnston, Inc.

Burlington Coat Factory Warehouse of Warwick, Inc.

Cohoes Fashions of Cranston, Inc.

Burlington Coat Factory of South Carolina, LLC

Burlington Coat Factory Warehouse of Charleston, Inc.

Burlington Coat Factory Warehouse of Memphis, Inc.

Burlington Coat Factory Warehouse of Shelby, Inc.

Burlington Coat Factory Warehouse of Hickory Commons, Inc.

Burlington Coat Factory Warehouse of Baytown, Inc.

MJM Designer Shoes of Texas, Inc.

Famous Brands of Dallas, Inc.

Burlington Coat Factory of Utah, LLC

Burlington Coat Factory Warehouse of Orem, Inc.

Burlington Coat Factory of Virginia, LLC

Burlington Coat Factory of Pocono Crossing, LLC

Burlington Coat Factory Warehouse of Coliseum, Inc.

Burlington Coat Factory of Washington, LLC

Burlington Coat Factory of West Virginia, LLC

Burlington Coat Factory of Wisconsin, LLC

SCHEDULE II

Facility Guarantors

Burlington Coat Factory Holdings, Inc.

Burlington Coat Factory Investments Holdings, Inc.

Burlington Coat Factory Realty of Huntsville, LLC

Burlington Coat Factory Realty of Mesa, Inc.

Burlington Coat Factory Realty of Desert Sky, Inc.

Burlington Coat Factory Realty of Dublin, Inc.

Burlington Coat Factory Realty of Florin, Inc.

Burlington Coat Factory Realty of Ventura, Inc.

Burlington Coat Realty of East Windsor, Inc.

Burlington Coat Factory of Texas, Inc.

Burlington Coat Factory Purchasing, Inc.

C.F.I.C. Corporation

C.L.B., Inc.

Burlington Coat Factory Realty Corp.

Burlington Coat Factory Realty of University Square, Inc.

Burlington Coat Factory Realty of Coral Springs, Inc.

Burlington Coat Factory Realty of West Colonial, Inc.

Burlington Coat Factory Realty of Orlando, Inc.

Burlington Coat Factory Realty of Sarasota, Inc.

K&T Acquisition Corp.

Bee Ridge Plaza, LLC

Burlington Coat Factory Realty of Morrow, Inc.

Burlington Coat Realty of Gurnee, Inc.

Burlington Coat Factory Realty of Bloomingdale, Inc.

Burlington Coat Factory Realty of River Oaks, Inc.

Burlington Coat Factory Realty of Greenwood, Inc.

Burlington Coat Factory Realty of North Attleboro, Inc.

Burlington Coat Factory Realty of Des Peres, Inc.

Burlington Coat Realty of Las Vegas, Inc.

Burlington Coat Factory Realty of Edgewater Park, Inc.

Burlington Coat Factory Realty of Paramus, Inc.

Burlington Coat Factory Realty of Pinebrook, Inc.

Burlington Coat Factory Warehouse of Edgewater Park Urban Renewal Corp.

Burlington Coat Factory Realty of Yonkers, Inc.

LC Acquisition Corp.

Burlington Coat Factory Realty of Tulsa, Inc.

Burlington Coat Factory Realty of West Mifflin, Inc.

Burlington Coat Factory Realty of Langhorne, Inc.

Burlington Coat Factory Realty of Whitehall, Inc.

Burlington Coat Factory Realty of Memphis, Inc.

Burlington Coat Factory Realty of Memphis, LLC

Burlington Coat Realty of Plano, Inc.

Burlington Coat Realty of Houston, Inc.

Burlington Coat Factory Realty of Westmoreland, Inc.

Burlington Coat Factory Realty of Bellaire, Inc.

Burlington Coat Factory Realty of El Paso, Inc.

Burlington Coat Realty of Potomac, Inc.

Burlington Coat Factory Realty of Fairfax, Inc.

Burlington Coat Factory Realty of Coliseum, Inc.

Burlington Coat Factory Realty of Franklin, Inc.

SCHEDULE 3.06

Bailees; Warehousemen

Debtor	Address/City/State/Zip Code
Burlington Coat Factory Warehouse Corporation, Burlington Coat Factory Realty Corp., Burlington Coat Factory Purchasing, Inc. and the subsidiaries of each of these entities	ACT Fulfillment, LLC 1151A South Mildred Avenue Ontario, CA 9761

SCHEDULE 3.07

Consignments

None.

SCHEDULE 4.12

Commercial Tort Claims

Company/Plaintiff	Defendant	Name of Commercial Tort Claim and Case Information
Burlington Coat Factory Warehouse of Flemington, Inc.	Flemington Mall Ltd.	Burlington Coat Factory Warehouse of Flemington, Inc. v. Flemington Mall Ltd., MER-L-2961-03 (Super Ct. Merco Co.)

Burlington Coat Factory Warehouse of Massachusetts, LLC	Star Market, Inc., Shaw’s Supermarket, Inc. and Sedgewick, Inc.	Decelle, Inc., BCFW of Cambridge, Inc. v. Star Market, Inc., Shaw’s Supermarket, Inc. and Sedgewick, Inc., C.A. No. 03-1351-F (Mass. Super. Ct Suffolk Co.)